                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
            OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

            / /         Preliminary Proxy Statement
            / /         Confidential,   for  Use  of  the  Commission  Only  (as
                        permitted by Rule 14a-6(e)2))
            /X/         Definitive Proxy Statement
            / /         Definitive Additional Materials
            / /         Soliciting Material Pursuant to Rule 14(a)-12

                             EVERLAST WORLDWIDE INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

            Payment of filing fee (check the appropriate box):

            /X/       No fee required.

            / /       Fee computed on table below per Exchange Act Rules
                      14a-6(i)(1) and 0-11.

            (1)       Title of each  class of  securities  to which  transaction applies:

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            (2)       Aggregate  number  of  securities  to  which   transaction
                      applies:

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            (3)       Per unit price or other  underlying  value of  transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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            (4)       Proposed maximum aggregate value of transaction:

            (5)       Total fee paid:

            / /       Fee paid previously with preliminary materials.

            / /       Check box if any part of the fee is offset as  provided by
Exchange Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1)       Amount Previously Paid:

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            (2)       Form, Schedule or Registration Statement no.:

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            (3)       Filing Party:

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            (4)       Date Filed:

                                      -2-

                             EVERLAST WORLDWIDE INC.
                            1350 BROADWAY, SUITE 2300
                            NEW YORK, NEW YORK 10018

                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 13, 2003

            NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of  Stockholders
(the "Annual  Meeting") of Everlast  Worldwide Inc. (the "Company") will be held on Friday,  June 13, 2003 at 10:00 AM, local time, at The Kitano, 66 Park Avenue
(at 38th Street),  New York, New York 10016, in the Park Avenue Room on the 18th
floor, for the following purposes:

            1.   To elect five  members of the Board of Directors to serve until the next  Annual  Meeting  at which  their  successors  will be elected and qualified.

            2.   To ratify  the  selection  of  Berenson  &  Company  LLP as the
                 Company's independent auditors.

            3.   To transact such other business as may properly come before the
                 stockholders  at  the  Annual  Meeting  and  any   adjournments
                 thereof.

            The Board of Directors  has fixed the close of business on April 30,
2003 as the record date for the  determination of the Company's shares of common stock,  par value $.002 per share, and shares of Class A common stock, par value
$.01 per share,  entitled to notice of and to vote at the Annual  Meeting or any adjournment thereof.

                                 By Order of the Board of Directors

                                           George Q Horowitz
                                 President and Chief Executive Officer

Dated:   April 30, 2003
         New York, New York

                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO
SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST  CONVENIENCE TO ENSURE
THE  PRESENCE  OF A QUORUM  AT THE  ANNUAL  MEETING.  A  SELF-ADDRESSED  STAMPED
ENVELOPE IS ENCLOSED FOR THAT PURPOSE. IF YOU SEND IN YOUR PROXY AND THEN DECIDE
TO ATTEND THE ANNUAL MEETING TO VOTE YOUR STOCK IN PERSON,  YOU MAY STILL DO SO.
YOUR PROXY IS REVOCABLE AT YOUR REQUEST.

                             EVERLAST WORLDWIDE INC.
                            1350 BROADWAY, SUITE 2300
                            NEW YORK, NEW YORK 10018

                                 PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

            This  Proxy   Statement  is  furnished   in   connection   with  the
solicitation  of proxies by the Board of Directors (the "Board of Directors") of
Everlast  Worldwide Inc. (the  "Company") to be voted at the 2003 Annual Meeting of Stockholders to be held on Friday,  June 13, 2003 at 10:00 AM, local time, at
The Kitano,  66 Park Avenue (at 38th Street),  New York, New York 10016,  in the
Park Avenue Room on the 18th floor, and at any adjournments thereof (the "Annual
Meeting") for the purposes set forth in the  accompanying  Notice of 2003 Annual
Meeting of Stockholders.

            The  approximate  date on which the enclosed  form of proxy and this
Proxy Statement are first being sent to stockholders is May 5, 2003.

            When a proxy is returned  properly  signed,  the shares  represented thereby  will be voted  by the  proxies  in  accordance  with the  stockholder's directions.  If the proxy is signed and  returned  without  choices  having been specified,  the shares will be voted for the  nominees of the Board of Directors as  directors  of the  Company  and for the  ratification  of the  selection  of
Berenson & Company LLP as the Company's  independent auditors. If for any reason any of the  nominees of the Board of  Directors  shall  become  unavailable  for election,  the  proxies  may use  their  discretionary  authority  to  vote  for substitutes proposed by the Board of Directors.

            A stockholder  giving a proxy has the power to revoke it at any time before it is voted by sending a written notice of revocation to the Secretary of the Company, by sending a duly executed  later-dated proxy, or by requesting the return of the proxy at the Annual Meeting and voting in person.

            Only  stockholders  of record at the close of  business on April 30,
2003 (the  "Record  Date") are  entitled  to notice of and to vote at the Annual
Meeting.  As of the Record Date, there were outstanding  3,008,236 shares of the
Common Stock,  $.002 par value per share of the Company (the "Common Stock") and there were 100,000 shares of the Company's Class A Common Stock,  $.01 par value per share (the "Class A Stock").  Each share of Common  Stock is entitled to one vote and each  share of Class A Stock is  entitled  to five  votes at the Annual
Meeting.

            The holders of a majority of the outstanding  shares of Common Stock and Class A Stock, combined,  whether present in person or represented by proxy, will constitute a quorum for each of the matters identified in the Notice of the
2003 Annual Meeting of  Stockholders.  Broker  "non-votes"  and the shares as to which a stockholder  abstains are included for purposes of determining whether a quorum is present at the  Annual  Meeting.  A broker  "non-vote"  occurs  when a nominee  holding  shares for a  beneficial  owner does not vote on a  particular proposal because the nominee does not have the  discretionary  voting power with respect  to that  item and has not  received  instructions  from the  beneficial owner.  Proxies marked as abstaining  with respect to the proposal to ratify the appointment of independent  auditors will have the effect of a vote against such proposal.

            A  plurality  of votes cast is required  to elect  directors  and to ratify  the  appointment  of  Berenson & Company  LLP.  Broker  "non-votes"  and abstentions  are not  included in the  tabulation  of the voting  results on the election  of  directors  and  ratification  of the  independent  auditors,  and, therefore,  do not have the effect of votes in opposition  in such  tabulations.
Brokers that do not receive  instructions  from the stockholders,  however,  are entitled  to vote on the  election  of  directors  and the  ratification  of the independent auditors.

            The cost of solicitation of proxies will be borne by the Company. In addition  to the  solicitation  of  proxies  by use of the  mails,  some  of the officers,  directors  and  regular  employees  of  the  Company,  without  extra remuneration, may solicit proxies personally or by telephone, telefax or similar transmission.  The  Company  will  reimburse  record  holders  for  expenses  in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain  information  with respect to the beneficial  ownership of the Company's Common Stock and Class A Common Stock
as of April 29, 2003 for (i) each of the Company's  directors,  (ii) each of the
Company's executive officers,  (iii) each stockholder known to be the beneficial owner of more than five percent of any class of the Company's voting securities, and (iv) all  directors  and  executive  officers as a group.  Unless  otherwise indicated, (i) each stockholder has sole voting power and dispositive power with respect to the indicated  shares and (ii) the address of each stockholder is c/o the Company, 1350 Broadway, Suite 2300, New York, New York 10018.

                                                                  Beneficial Ownership Common and
                                                                      Class A Common (1)
                                                                                   Percentage of
                 Name and Address of Beneficial Owner           Number (2)       Outstanding Stock(3)
                 ------------------------------------           ----------       --------------------
                 George Q Horowitz                            1,210,961 (4)             32.7%

                 Ben Nadorf                                     455,700 (5)             14.7%

                 James K. Anderson                              112,911 (6)              3.6%
                      4903 163rd Ave., N.E.
                      Redmond, WA 98052

                 Rita Cinque Kriss                              126,033 (7)              4.0%

                 Larry Kring                                     45,655 (8)              1.5%
                      3265 126th Ave., N.E.
                      Bellevue, WA 98005

                 Edward R. Epstein                               30,200 (9)               *
                        915 Middle River Drive
                        Suite 419
                        Fort Lauderdale, FL 33304

                 Wayne Nadorf                                     1,200 (10)              *

                 Angelo Giusti                                   14,533 (11)              *

                 Matthew Mark                                     6,833 (12)              *

                 All directors and                            1,994,026                 52.0%
                 executive officers as a group (9 persons)    (4) (5) (6) (7) (8)
                                                              (9) (11) (12)

-----------------------------
*Less than one percent.

(1)      Under rules adopted by the Securities and Exchange Commission, a person is deemed to be a beneficial  owner of securities with respect to which such person has or shares:  (i) voting power,  which includes the power to vote or direct the vote of the security,  or (ii) investment  power, which includes the power to dispose of or to direct the  disposition of the security.  Unless  otherwise  indicated below, the persons named in the table above have sole voting and  investment  power with respect to all shares beneficially owned.

(2)      As of April 29, 2003, there were outstanding 3,008,236 shares of Common
         Stock and 100,000 shares of Class A Common Stock. The shares of Class A
         Common  Stock are entitled to five votes per share.  Thus,  while there are 3,108,236 total shares  outstanding  (not including any unexercised options), the maximum number of votes that can be cast is 3,508,236.

(3)      Includes  percentage  attributed  to  100,000  shares of Class A Common
         Stock.

(4)      Consists of (i) 512,628 shares of Common Stock,  (ii) 100,000 shares of
         Class A Common Stock and (iii) 598,333  shares of Common Stock issuable upon  exercise  of  options  exercisable  currently  or within 60 days, including (A) options to purchase 125,000 shares granted by the Company at the  exercise  price of $4.00 per share,  which  expire  October 24,
         2010, (B) options to purchase  380,000 shares granted by the Company at the exercise price of $13.00 per share,  which expire October 24, 2010,
         (C) options to  purchase  15,000  shares  granted by the Company at the exercise price of $2.23 per share,  which expire  November 3, 2005, (D)
         options to purchase  25,000  shares at an  exercise  price of $2.23 per share, which expire on November 7, 2006, (E) options to purchase 20,000 shares at an exercise price of $3.97 per share,  which expire March 22,
         2009,  (F) options to purchase  20,000  shares at an exercise  price of
         $2.23 per share,  which expire  December  31, 2009,  and (G) options to purchase  13,333 shares at an exercise price of $3.06 per share,  which expire  March 8, 2011.  Mr.  Horowitz has agreed not to vote the shares underlying the options in (A) and (B) above,  if exercised,  as long as there are at least $10 million of Series A Preferred Stock outstanding.

(5)      Includes 1,400 shares of Common Stock held by Sue Nadorf, the spouse of
         Mr. Ben Nadorf.

(6)      Consists  of (i) 89,550  shares of Common  Stock of which Mr.  Anderson owns 44,300 shares of Common Stock with his wife, as joint tenants, and
         (ii) 23,361  shares of Common Stock  issuable  upon exercise of options exercisable currently or within 60 days, including:

         (A)  839 shares @ $1.75 expiring December 31, 2004
         (B)  839 shares @ $3.00 expiring December 31, 2004
         (C)  839 shares @ $5.00 expiring December 31, 2004
         (D)  839 shares @ $6.25 expiring December 31, 2004
         (E)  4,706 shares @ $0.85 expiring December 31, 2003
         (F)  3,100 shares @ $2.23 expiring January 3, 2004
         (G)  2,600 shares @ $3.59 expiring January 2, 2005
         (H)  3,200 shares @ $9.38 expiring January 3, 2006
         (I)  3,200 shares @ $2.23 expiring January 2, 2007
         (J)  2,133 shares @ $2.05 expiring January 2, 2008
         (K)  1,066 shares @ $2.35 expiring January 2, 2009

(7)      Consists of (i) 77,200 shares of Common Stock and (ii) 48,833 shares of
         Common Stock issuable upon exercise of options exercisable currently or within 60 days  including  options to  purchase  (A)  10,500  shares of
         Common  Stock at an  exercise  price of $2.23 per share,  which  expire
         November  3, 2005,  (B) 15,000  shares of Common  Stock at an  exercise price of $2.23 per share,  which expire  December 13, 2006,  (C) 10,000 shares of Common  Stock at an  exercise  price of $3.97 per share which expire March 22, 2009, (D) 10,000 shares of Common Stock at an exercise price of $2.23 per share, which expire December 31, 2009, and (E) 3,333 shares of Common Stock at an exercise  price of $3.06 per share,  which expire March 8, 2011.

(8)      Consists of (i) 23,438 shares of Common Stock and (ii) 22,217 shares of
         Common  Stock   issuable   upon  the  exercise  of  options   currently
         exercisable or within 60 days, including:

         (A)      839 shares @ $1.75 expiring December 31, 2004
         (B)      839 shares @ $3.00 expiring December 31, 2004
         (C)      839 shares @ $5.00 expiring December 31, 2004
         (D)      839 shares @ $6.25 expiring December 31, 2004
         (E)    3,762 shares @ $0.85 expiring December 31, 2003
         (F)    3,100 shares @ $2.23 expiring January 3, 2004
         (G)    2,600 shares @ $3.59 expiring January 2, 2005
         (H)    3,100 shares @ $9.38 expiring January 3, 2006
         (I)    3,100 shares @ $2.23 expiring January 2, 2007
         (J)    2,133 shares @ $2.05 expiring January 2, 2008
         (K)    1,066 shares @ $2.35 expiring January 2, 2009

(9)      Consists of (i) 15,000 shares of Common Stock and (ii) 15,200 shares of
         Common Stock issuable upon exercise of options exercisable currently or within 60 days,  including  options  to  purchase  (A) 3,000  shares of
         Common Stock at an exercise  price of $2.23 per share,  which expire on
         January 3, 2004,  (B) 2,700 shares of Common Stock at an exercise price of $3.59,  which  expire  January 2, 2005,  (C) 3,200  shares of Common
         Stock at an exercise price of $9.38,  which expire January 3, 2006, (D)
         3,200  shares  of Common  Stock at an  exercise  price of $2.23,  which expire  December  31,  2006,  (E) options to purchase  2,067  shares of
         Common  Stock at an  exercise  price of $2.05 per share,  which  expire
         January 2, 2008,  and (F)  options to purchase  1,033  shares of Common
         Stock at an exercise price of $2.35 per share,  which expire January 2,
         2009.

(10)     Held jointly with Sue Nadorf, Mr. Wayne Nadorf's mother.

(11)     Consists of (i) 700 shares of Common  Stock and (ii)  13,833  shares of
         Common Stock issuable upon exercise of options exercisable currently or within 60 days,  including  options  to  purchase  (A) 3,000  shares of
         Common Stock at an exercise  price of $2.23 per share,  which expire on
         January 3, 2004,  (B) 2,500 shares of Common Stock at an exercise price of $2.094 per share,  which expire on June 6, 2008, (C) 2,500 shares of
         Common  Stock at an exercise  price of $3.97,  which  expire  March 22,
         2009,  (D) 2,500 shares of Common Stock at an exercise  price of $2.23, which expire  December  31,  2009,  and (E) 3,333 shares at an exercise price of $3.06 per share, which expire March 8, 2011.

(12)     Consists of 6,833  shares of Common  Stock  issuable  upon  exercise of options  exercisable  currently or within 60 days,  including (A) 1,000 shares of Common  Stock at an  exercise  price of $3.97,  which  expire
         March 22, 2009,  (B) 2,500 shares of Common Stock at an exercise  price of $2.23,  which expire  December 31, 2009,  and (C) 3,333 shares at an exercise price of $3.06 per share, which expire March 8, 2011.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

            Five  directors  will be elected at the Annual Meeting each to serve for a one-year  term until the 2004  Annual  Meeting of  Stockholders  and until their  successors are elected and qualified.  If no instructions to the contrary are indicated, proxies received by the Company will be voted for the election of the five nominees to the Board of Directors  listed  below.  All of the nominees currently  serve as directors  of the Company.  The Company does not expect that any of the nominees will be unavailable  for election,  but if that should occur before the Annual  Meeting,  the proxies will be voted in favor of the remaining nominees and may also be voted for a substitute  nominee or nominees selected by the Board of Directors.

            The Board of Directors  has approved the  nomination  of each of the nominees for director listed below.

                  Nominee               Age             Director Since

             George Q Horowitz          53                 1992 (1)
             James K. Anderson          66                 1992 (1) (2) (3)
             Larry Kring                62                 1993 (2) (3)
             Rita Cinque Kriss          37                 1994 (3)
             Edward R. Epstein          63                 1996 (2)

(1)  Member of the Executive Committee of the Board of Directors.
(2)  Member of the Compensation Committee of the Board of Directors.
(3)  Member of the Audit Committee of the Board of Directors.

            The table  below lists the other  members of the Board of  Directors who are not up for  election  and who  will be  elected  by the  holders  of the outstanding  Series A  Preferred  Stock,  $.001  par value of the  Company  (the
"Series  A  Preferred  Stock"),  for a term  to  expire  concurrently  with  the directors to be elected at the Annual Meeting .

                     Name              Age             Director Since
                  Ben Nadorf           84                  2000
                  Wayne Nadorf         28                  2000

            MR.  GEORGE Q HOROWITZ  is the  Chairman,  Chief  Executive  Officer
("CEO") and  President  of Everlast  Worldwide  Inc.  since his  founding of the
Company in 1992.  Mr.  Horowitz,  formerly  an  educator,  entered  the  apparel industry in 1976. Mr.  Horowitz was employed by Golden Touch  Imports,  Inc., an apparel  company  in New  York  City,  where  he  served  as Vice  President  of
Operations and was a shareholder  of that company.  The media  frequently  calls upon Mr.  Horowitz  for his views on issues  pertaining  to the  Company and the industry in general.  He has appeared on numerous television talk shows, such as
CNBC's "Squawk Box" and "Market Wrap," CNN's  "Business Day" and "Moneyline News
Hour with Lou Dobbs," Fox News Channel's  "Cavuto Business  Report," and "Sports
Business," among others. He has been included in the Sportstyle  magazine's "Top
100" most influential people in the sporting goods industry. He currently serves on the Board of Trustees of the Sporting Goods  Manufacturers  Association.  Mr.
Horowitz  is also a member of the  International  Radio and  Television  Society
Foundation, Inc. He has been a speaker for numerous

industry  events,  including  the Women's  Wear Daily CEO Annual  Summit and the
Fashion Round Table. Mr. Horowitz serves as a member of the Benefit Committee of
Fashion and Media  Leaders for the NOW Legal  Defense and  Education  Fund.  Mr.
Horowitz has been involved in various civic and sports related activities. He is a member of the Three  Miles of Men  Honorary  Committee  for The Susan G. Komen
Breast  Cancer  Foundation  New York City Race for the Cure.  In July 2001,  Mr.
Horowitz  was  elected  to  the  board  of  directors  of  the  American   Heart
Association.  Mr. Horowitz is a substantial  contributor to both the amateur and professional  boxing community and has been honored with the following awards as
a  result  of  his  generosity:   2001  Rocky  Marciano/AAIB   Boxing  award  in
appreciation  of his constant  effort to improve boxing and safety in the sport,
The Dr.  Theodore A. Atlas  Foundation's  Annual  Service  Award for his ongoing support  of the Atlas  Foundation,  and The Daily News  Corporate  Award for his
meritorious  service to amateur boxing. He has also served in various capacities as a leader and a mentor to the youth in his community.

            MR.  JAMES K.  ANDERSON  has been a director  of the  Company  since
August 1992 and was Chairman of the Board of Directors from January 1994 through
December  1995.  Since January 1996, he has been  Vice-Chairman  of the Board of
Directors. Since July 1987, he has been a management consultant in restructuring businesses.  From 1981 to 1987, Mr.  Anderson served as the President of Pacific
First  Financial  Corp. and Pacific First Federal  Savings Bank and from 1984 to
1987,  Mr.  Anderson  served as the  Chairman  of the Board and Chief  Executive
Officer of each of the aforementioned  companies. Mr. Anderson has served on the
board  of  directors  of  numerous  businesses,   civic,  arts  and  educational
organizations  and is Chairman of the Whitman College Board of Overseers.  He is
currently a member of the Board of Directors  of Northwest  Hospital and Medical
Center,  a hospital  and  medical  center in Seattle,  Washington  and is on the
Governing Committee of the Washington State Hospital Association.  Additionally,
Mr.  Anderson is a director and the Chief  Executive  Officer of Adaptis Inc., a
business and technology outsourcing company serving the health care industry.

            MS. RITA CINQUE  KRISS has been a director of the Company  since May
1994.  Ms.  Cinque  Kriss has  served in  numerous  executive  positions  in the
Company,  including Vice President from October 2000 to December 2002, Executive
Vice President  from May 1994 to October 2000, and as Vice  President-Operations
from April 1993 to May 1994. Ms. Cinque Kriss has also served as a consultant to the Company in its operations  management  from August 1992 to April 1993.  From
November 1990 to August 1992, Ms. Cinque Kriss was the President of ITEW,  Ltd.,
an apparel industry  management  consulting company. In 1986, she was a founding member of Women in  International  Trade,  an  organization  created  to promote international trade, where she served as a director from January 1990 to January
1993.

            MR.  LARRY KRING has been a director of the  Company  since  January
1993. From August 1993 to the present, Mr. Kring has been a Group Vice President
of  Esterline  Technologies,  a  diversified   instrumentation,   equipment  and
component manufacturing company listed on the New York Stock Exchange,  where he is responsible for, among other things,  accounting and financial  reporting for his group.  From July 1978 to July 1993,  Mr. Kring was the  President and Chief
Executive Officer of Heath Tecna Aerospace  Company,  a manufacturer of aircraft interior and aerospace components and a division of Ciba-Geigy Corporation.  Mr.
Kring also has a Master in Business  Administration and has previously served as a financial executive.

            MR.  EDWARD R.  EPSTEIN  has been a director  of the  Company  since
January 1996. Mr.  Epstein is a practicing  attorney and is admitted to practice law in the States of New York and Florida.  He is an  experienced  litigator and has represented  clients in all aspects of the garment industry for more than 30 years.  He is a member of the bars of the Supreme Court of the State of Florida, the  Supreme  Court of the State of New York,  various  United  States  District
Courts and the United States Court of Appeals for the Second Circuit. He is also a member of the Association of Trial Lawyers of America among other professional associations.

            MR.  BEN  NADORF  has  been a  director  of the  Company  as well as
President of Active Apparel New Corp.  since October 2000.  From 1958 to October
2000,  Mr.  Nadorf  served in various  executive  positions at Everlast  World's
Boxing  Headquarters  Corp. He was its President  from 1995 to October 2000. Mr.
Nadorf was a majority  stockholder of Everlast World's Boxing Headquarters Corp.
when it was  acquired by the  Company.  Mr. Ben Nadorf is also the father of Mr.
Wayne Nadorf, another director of the Company.

            MR.  WAYNE  NADORF has been a director of the Company and has served as Assistant  Vice President of Sales of Everlast  World's  Boxing  Headquarters
Corp.  since October  2000.  From 1995 to October 2000, he has served in various sales  positions with Everlast  World's Boxing  Headquarters  Corp. In 1996, Mr.
Nadorf  graduated  from Rider  University  with a Bachelor of Science  degree in
Marketing. He is the son of Mr. Ben Nadorf, another director of the Company.

MEETINGS

            The Board of  Directors  met four (4) times  during the fiscal  year ended December 31, 2002.  Messrs.  Horowitz,  Anderson,  Kring and Epstein,  Ms.
Cinque  Kriss and  Messrs.  Ben and Wayne  Nadorf  attended  at least 75% of the meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

            The Board of Directors has established three standing  committees to assist  it in  carrying  out  its  responsibilities.  These  committees  are the
Executive Committee, the Compensation Committee, and the Audit Committee.

            The  Executive  Committee  is  responsible  for  special  matters as determined  by the Board of  Directors  from time to time.  For the fiscal  year ended  December 31, 2002,  the members of the  Executive  Committee  were George
Horowitz,  Chairman,  and James Anderson. The Executive Committee met four times during the fiscal year ended  December 31, 2002.  Both members of the  Executive
Committee attended all meetings.

            The  Compensation  Committee  recommends  to the Board of  Directors remuneration  for the  President,  Chief  Executive  Officer  and other  elected officers.  It also grants stock options,  administers the Company's stock option plans, and approves and administers other compensation plans or agreements.  For the  fiscal  year ended  December  31,  2002,  the  members of the  Compensation
Committee were James Anderson,  Chairman,  Larry Kring, and Edward Epstein.  The
Compensation  Committee met five times during the fiscal year ended December 31,
2002. All members of the Compensation Committee attended at least four meetings.

            The Audit Committee reviews the Company's financial  statements.  It then makes  recommendations to the Board of Directors concerning the accuracy of such  statements  and whether or not they  should be  included in the  Company's annual  report.  It also  reviews  filings  with  the  Securities  and  Exchange
Commission  containing  the Company's  financial  statements.  Additionally,  it reviews  the  qualifications  of  and  makes  recommendations  to the  Board  of
Directors  not  only  concerning  the  selection  of the  Company's  independent auditors but also the nature and scope of additional professional services to be provided by such auditors.  As part of its duties, the Audit Committee serves as an  independent  and  objective  monitor  of the  performance  of the  Company's financial  reporting  processes and systems of internal control.  For the fiscal year ended  December 31,  2002,  the members of the Audit  Committee  were Larry
Kring,  Chairman,  James  Anderson  and Rita  Cinque  Kriss.  Messrs.  Kring and
Anderson are  independent,  as defined in Rule  4200(a)(14)  of the NASD listing standards. Ms. Kriss, a former employee of the Company, is not independent,  yet provides such work experience,  knowledge of the operations of the Company,  and valuable insight and analysis of the accounting and financial performance of the
Company which the Board of Directors  significantly benefits the Company and its stockholders.  The Board of  Directors  has  designated  Mr. Kring as the "Audit
Committee  Financial  Expert"(as such term is defined in Items 401(h)(2) and (3)
of Regulation  S-K) because of his exposure to accounting and financial  matters in his other  professional  endeavors.  The  Board of  Directors  has  adopted a written  Audit  Committee  Charter,  a copy of which was  attached  to the proxy statement for the 2001 Annual Meeting of Stockholders.

AUDIT COMMITTEE REPORT

            The Audit  Committee met twice during the fiscal year ended December
31, 2002. All members of the Audit Committee attended both meetings.  Members of the Audit Committee have reviewed and discussed the audited financial statements with the  management of the Company and have  discussed  matters  required to be discussed  by SAS 61  (Codification  of  Statements  on Auditing  Standards,  AU
Section 380) with Berenson & Company LLP, the Company's independent auditors for the fiscal year ended  December 31, 2002.  The Audit  Committee has received the written  disclosures  and the letter from Berenson & Company LLP required by the
Independent  Standards Board Standard No. 1 and has discussed Berenson & Company
LLP's  independence  with  Berenson  &  Company  LLP.  Based on its  review  and discussions,  the Audit Committee recommended to the Board of Directors that the audited financial  statements be included in the Company's Annual Report on Form
10-K for the fiscal year ended  December 31, 2002 for filing with the Securities and Exchange Commission.

                                        Audit Committee
                                        ---------------
                                        Larry Kring
                                        James Anderson
                                        Rita Cinque Kriss

COMPENSATION OF DIRECTORS

            Effective  as of January 1, 1995,  directors  of the Company who are neither officers nor employees of the Company receive options to purchase shares of Common Stock  pursuant to the  Company's  1995  Non-Employee  Director  Stock
Option Plan (the "Directors'  Plan") as part of their  compensation for services as directors of the Company.  The Directors' Plan provides for annual  automatic grants on the first working day of the fiscal year of options to purchase  3,000 shares of Common Stock to each such  director  serving at the time of the grant.
The Chairman and  Secretary of the Board of Directors and the  chairperson  of a committee of the Board of Directors  also receive an automatic  grant of options to purchase an additional 200 shares of Common Stock,  provided he or she is not an officer  nor an employee of the  Company.  Each member of a committee  of the
Board of Directors, provided that he or she is not an officer nor an employee of the  Company,  also  receives  an  automatic  grant of  options to  purchase  an additional 100 shares of Common Stock. The exercise price per share for all such options is the fair  market  value of the shares of Common  Stock on the date of grant.  The term of each option is seven  years from the date of grant,  and the options  vest in  three  equal  installments  on the  first,  second  and  third anniversaries  of the date of grant.

            Additionally,  effective as of January 1, 1998, each director of the
Company who is neither an officer  nor an  employee  of the Company  receives an annual  fee of  $6,000,  one-fourth  of such  amount  payable at the end of each quarter. For the fiscal year ended December 31, 2002, Messrs. James K. Anderson,
Edward R. Epstein,  and Larry Kring each  received a total of $6,000.  Directors also receive  reimbursement  of expenses  incurred by them in  performing  their duties and in attending  meetings of the Board of Directors,  provided that such expenses are reasonable and evidenced by appropriate documentation.

                                   MANAGEMENT

OTHER EXECUTIVE OFFICERS

                       Name                Age                Position Held
                       ----                ---                -------------

                   Angelo Giusti           52           Secretary & Senior Vice-
                                                        President of Operations

                   Matthew Mark            62           Chief Financial Officer

            MR.  ANGELO GIUSTI has been  Secretary and Senior Vice  President of
Operations of the Company since October 2000. From June 1997 to October 2000, he served as Vice President of Operations of the Company. Mr. Giusti also served as a director of the Company  from January  1997 to October  2000.  From 1984 until
June 1997,  Mr. Giusti was  President of Universal  Business  Forms,  a printing company in New York City. From 1978 to 1984, Mr. Giusti was Sales Manager in New
York for  Uarco,  a national  printing  company.  Mr.  Giusti has served on many community  boards. He was a New York City Public School teacher and has remained active  in  local  education  and in  youth  sports  activities.  He is a former
President of the Holmdel Pop Warner Football League in New Jersey.

            MR.  MATTHEW  MARK has been Chief  Financial  Officer of the Company since  October 2000.  From May 1998 to October  2000,  he was  Controller of the
Company.  From June 1997 to May 1998,  Mr. Mark served as the Controller of WHK,
Inc., a private label manufacturer of apparel.  From January 1988 to April 1997,
Mr. Mark served as the Controller and Assistant Treasurer of Cygne Designs Inc.,
a private label  manufacturer of apparel.  Additionally,  Mr. Mark has also held various  financial  executive  positions  with Cluett  Peabody,  Inc., a diverse apparel manufacturer, from October 1978 to January 1988.

                             EXECUTIVE COMPENSATION

            The  following  Summary   Compensation   Table  sets  forth  certain
information  concerning total annual compensation paid to George Q Horowitz, the
Company's President,  Chief Executive Officer and Treasurer,  Angelo Giusti, the
Company's  Secretary and Senior Vice President of Operations,  and Matthew Mark,
the   Company's   Chief   Financial   Officer  and  Chief   Accounting   Officer
(collectively,  the "Named Executive  Officers"),  for services  rendered in all capacities by them to the Company  during fiscal years ended  December 31, 2002,
2001, and 2000.

                                       10

SUMMARY COMPENSATION TABLE

                                              Annual Compensation
                                              -------------------

                                                                    Other Annual      All Other        Securities
  Name and Principal                                                Compensation    Compensation       Underlying
     Positions (1)                Year   Salary ($)    Bonus($)           ($)            ($)           Options (#)
--------------------              ----   ----------    --------     ------------    ------------       -----------
George Horowitz                   2002    372,611     154,216 (2)      52,684 (3)      1,651 (7)             0
(Chairman, President, Chief       2001    345,600     158,620 (2)      52,918 (4)      1,389 (7)        20,000
Executive Officer                 2000    320,769     226,821 (5)      53,507 (6)      1,171 (7)       505,000
& Treasurer)

Angelo Giusti                     2002    158,846       7,500               0              0                 0
(Secretary & Senior Vice      2001    143,846       7,500               0              0             5,000
President of Operations)          2000    128,846       5,000               0              0                 0

Matthew Mark                      2002    124,231       5,000          11,848 (8)          0                 0
(Chief Financial Officer &    2001    118,692       5,000               0              0             5,000
Chief Accounting Officer)         2000     94,577       5,000               0              0                 0

(1)    Other than George Q Horowitz, Angelo Giusti and Matthew Mark, the Company
       had no other  executive  officer to whom it paid more than $100,000 to in total salary and bonuses for fiscal year ended December 31, 2002.

(2)    Consists  of annual  bonus paid  pursuant  to Mr.  Horowitz's  employment agreement.

(3)    Consists of (i) $32,000 paid to a trust account  pursuant to the Deferred
       Compensation  Plan adopted by the Board of Directors on December 17, 1999 and (ii) an aggregate  of $20,684  paid by the Company,  on behalf of Mr.
       Horowitz,  in  fiscal  year  2002 in  connection  with  automobile  lease installment  payments  ($15,515),  related insurance  premiums ($729) and parking expenses ($4,440).

(4)    Consists of (i) $32,000 paid to a trust account  pursuant to the Deferred
       Compensation  Plan adopted by the Board of Directors on December 17, 1999 and (ii) an aggregate  of $20,918  paid by the Company,  on behalf of Mr.
       Horowitz,  in  fiscal  year  2001 in  connection  with  automobile  lease installment  payments ($15,515),  related insurance premiums ($1,035) and parking expenses ($4,368).

(5)    Consists  of (i)  bonus  in the  gross  amount  of  $166,821  paid to Mr.
       Horowitz  pursuant to the merger agreement with Everlast Holding Corp. to pay off a loan owed to the Company and (ii) annual  bonus of $60,000 paid pursuant to Mr. Horowitz's employment agreement.

                                       11

(6)    Consists of (i) $31,956 paid to a trust account  pursuant to the Deferred
       Compensation  Plan adopted by the Board of Directors on December 17, 1999 and (ii) an aggregate  of $21,551  paid by the Company,  on behalf of Mr.
       Horowitz,  in  fiscal  year  2000 in  connection  with  automobile  lease installment  payments ($14,222),  related insurance premiums ($2,143) and parking expenses ($5,186).

(7)    Represents  premiums paid by the Company in fiscal years 2002,  2001, and
       2000 on term life insurance policies for the benefit of Mr. Horowitz.

(8)    Consists of an aggregate of $11,848 paid by the Company, on behalf of Mr.
       Mark, in fiscal year 2002 in connection with automobile lease installment payments ($9,298) and related insurance premiums ($2,550).

LONG-TERM INCENTIVE AND PENSION PLANS

            The Company currently has no long-term  incentive or defined pension plans.  The Company  offers all employees a 401(k)  savings plan that allows the employees to voluntarily  defer a certain  portion of their income before taxes.
The Company pays all the administrative fees for the plan.

OPTION GRANTS IN LAST FISCAL YEAR

            The Company  did not grant any options to purchase  shares of Common
Stock during the fiscal year 2002.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES TABLE

            No stock  options  were  exercised by the Named  Executive  Officers during the year ended December 31, 2002. The following  table sets forth certain information  regarding  unexercised  options held by each of the Named Executive
Officers at December 31, 2002.

                              Number of Securities
                             Underlying Unexercised          Value of Unexercised In-
                                 Options Held at              The-Money Options at
                              December 31, 2002 (#)          December 31, 2002 ($) (1)
          Name              Exercisable    Unexercisable    Exercisable    Unexercisable
          ----              -----------    -------------    -----------    -------------

      George Horowitz         598,333          6,667          93,033          3,917
      Angelo Giusti            13,833          1,667          13,659            979
      Matthew Mark              6,833          1,667           5,508            979

(1)         Represents  the  total  gain  that  would  be  realized  if all  the in-the-money  options  held at  December  31,  2002 were  exercised, determined  by  multiplying  the  number  of shares  underlying  the options by the  difference  between  the per share  option  exercise price and the closing  sale price of Common Stock of $3.65 per share as reported on the Nasdaq  SmallCap Market for December 31, 2002. An
            option is  in-the-money  if the fair market value of the  underlying shares exceeds the exercise price of the option.

                                       12

EMPLOYMENT CONTRACTS

            GEORGE Q HOROWITZ - The Company and George Q Horowitz are parties to an employment agreement, dated as of January 1, 2000 (the "Agreement"), pursuant to which Mr. Horowitz will serve as the President and Chief Executive Officer of the Company through December 31, 2005 (the "Term"). Mr. Horowitz's annual salary shall  initially be $320,000  (the "Base  Salary") and shall be  considered  for increase by the Board of Directors. In addition to the Base Salary, Mr. Horowitz is entitled to an annual cash bonus (the "Cash  Bonus")  based upon certain "net sales" and "before tax profits"  targets.  Under the Agreement,  Mr. Horowitz is also  entitled  to receive a monthly  automobile  allowance,  reimbursement  for parking  expenses,  health  and  medical  insurance,  and  participation  in any retirement,  life and  disability  insurance,  dental  insurance  and any bonus, incentive or profit-sharing plans which the Company makes available from time to time to its executives. The Company has also agreed to include Mr. Horowitz as a named insured in any director or officer liability  insurance policy the Company maintains  on the same basis as is made  available  to the  directors  and other executive  officers  of the  Company.  The  Agreement  generally  restricts  Mr.
Horowitz from disclosing  certain  confidential  information during the Term and for a period of one year following the Term, and further  restricts Mr. Horowitz from competing with the Company for a period of one year following the Term. The
Agreement may be terminated by Mr.  Horowitz for "good reason" or by the Company
"for cause". If the Agreement is terminated by the Company "for cause" or in the event of the resignation by Mr. Horowitz  without "good reason," the obligations of the Company  under the  Agreement  will  terminate  (except  with  respect to certain  indemnification  provisions).  In  the  event  of  termination  of  the
Agreement by reason of Mr.  Horowitz's  death, his estate is entitled to receive the pro-rata  amount of the Cash Bonus as of the time of his death at the end of the same fiscal year. If Mr. Horowitz's employment is terminated due to a Change of Control  (as  defined in the  Agreement),  he will be  entitled to a lump sum payment of 2.99 times the sum of the Base  Salary,  Cash Bonus and  benefits and payment for expenses  incurred as a result of such  termination and any deferred compensation,  including  but not  limited  to  deferred  bonuses  allocated  or credited to Mr. Horowitz as of the date of his termination.

COMPENSATION  COMMITTEE  INTERLOCKS AND INSIDER  PARTICIPATION  IN  COMPENSATION
DECISIONS/CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            Edward  R.  Epstein,  a  Director  and  member  of the  Compensation
Committee,  was paid an aggregate of $202,471 for legal  services for the fiscal year ending December 31, 2002. Other than a verbal retainer agreement to provide for legal  services,  Mr.  Epstein has no other  contract or agreement  with the
Company and serves as an independent contractor of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            GENERAL

            The Compensation  Committee  determines the cash and other incentive compensation,  if any, to be paid to the  Company's  executive  officers and key employees.  Messrs.  James  Anderson,  Larry Kring and Edward  Epstein  serve as members  of the  Compensation  Committee.  The  Compensation  Committee  is also responsible  for the  administration  and  award  of  stock  options  under  the
Company's  1993  Employee  Incentive  Stock Option Plan,  the 1995  Non-Employee
Director  Stock Option Plan and the 2000 Employee  Incentive  Stock Option Plan.
All three members of the Compensation  Committee are  non-employee  directors of the Company, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Mr. Anderson serves as Chairman of the Compensation  Committee.  The

                                       13

Compensation Committee met fives times during the fiscal year ended December 31,
2002.

            COMPENSATION PHILOSOPHY

            The Compensation Committee's executive compensation philosophy is to base  management's  pay, in part, on  achievement  of the  Company's  annual and long-term  performance goals, to provide competitive levels of compensation,  to recognize  individual  initiative,  achievement  and  length of  service  to the
Company,  and to assist  the  Company  in  attracting  and  retaining  qualified management.  The  Compensation  Committee  also  believes that the potential for equity  ownership  by  management  is  beneficial  in  aligning  management  and stockholders' interests in the enhancement of stockholder value. The Company has not  established a policy with regard to Section 162(m) of the Internal  Revenue
Code of 1986, as amended (the "Code").

            SALARIES

            Base salaries for the Company's  executive  officers are  determined initially  by  evaluating  the  responsibilities  of the  position  held and the experience of the individual,  and by reference to the  competitive  marketplace for  management  talent,  including a comparison of base salaries for comparable positions at other comparable  companies.  Base salary compensation of executive officers is reviewed annually by the Compensation Committee, and recommendations of the  Compensation  Committee  in that  regard  are acted upon by the Board of
Directors.   Annual  salary   adjustments   are  determined  by  evaluating  the
competitive  marketplace;  the  performance  of the  Company  which  includes in descending  level  of  importance,  operating  income  of the  Company  and cash management,  production  efficiency and quality of products;  the performance of the  executive;  the length of the  executive's  service to the  Company and any increased  responsibilities  assumed by the executive. The Company places itself between the low and medium levels in determining  salaries compared to the other comparable holding companies of industrial businesses.

            INCENTIVE COMPENSATION

            The Company from time to time considers the payment of discretionary bonuses to its executive  officers.  Bonuses would be determined  based,  first, upon the level of  achievement  by the Company of its  strategic  and  operating goals and, second, upon the level of personal  achievement by participants.  The
achievement  of  goals  by  the  Company  includes,   among  other  things,  the
performance  of the Company as  measured  by return on assets and the  operating income of the  Company,  production  efficiency  and  quality of  products.  The achievement of personal goals includes the actual performance of the unit of the
Company for which the executive  officer has  responsibility  as compared to the planned  performance  thereof,  the  level  of  cost  savings  achieved  by such executive  officer,  other individual  contributions,  the ability to manage and motivate  employees  and the  achievement  of  assigned  projects.  Bonuses  are determined  annually after the close of each fiscal year. Despite achievement of personal  goals,  bonuses  may not be given  based upon the  performance  of the
Company as a whole.

            STOCK OPTION AND OTHER PLANS

            It is  the  philosophy  of the  Compensation  Committee  that  stock options  should be  awarded to  employees  of the  Company to promote  long-term interests  between such  employees  and the  Company's  stockholders  through an equity  interest in the Company and assist in the  retention of such  employees.
The  Compensation  Committee  also  considered  the  amount and terms of options previously granted to executive  officers.  The Compensation  Committee believes

                                       14

the  potential  for equity  ownership by  management  is  beneficial in aligning management's and stockholders' interest in the enhancement of stockholder value.
and to provide incentive to executive officers to contribute to corporate growth and profitability.

                                 Compensation Committee
                                 ----------------------

                                 James K. Anderson
                                 Larry Kring
                                 Edward Epstein

COMMON STOCK PERFORMANCE GRAPH

            The  following  graph  compares,   for  each  of  the  fiscal  years
indicated,  the  yearly  percentage  change in the  Company's  cumulative  total stockholder  return on the  Company's  Common  Stock with the  cumulative  total return of a) the Nasdaq  Market Index,  a broad equity  market index,  and b) MG
Group Index, a custom peer group index for the apparel industry.

     Fiscal Year Ended
     December 31,               1997     1998     1999     2000      2001     2002
     ------------               ----     ----     ----     ----      ----     ----

     EVERLAST WORLDWIDE INC.   100.00   232.14   66.07    54.46     67.14    104.29
     MG GROUP INDEX            100.00    99.99   90.72    90.96     93.52     92.42
     NASDAQ MARKET INDEX       100.00   141.04  248.76   156.35    124.64     86.94

            There can be no assurance that the Common Stock's  performance  will continue with the same or similar trends depicted in the graph above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

            Section  16(a) of the  Securities  Exchange Act of 1934, as amended, requires  the  Company's  directors  and  executive  officers,  and  persons who beneficially  own more than ten percent of the Company's  Common Stock,  to file reports of ownership of Common Stock and other equity  securities of the Company with the  Securities  and  Exchange  Commission  (the  "Commission").  Officers,
directors  and more than ten percent  stockholders  are  required by  Commission regulation  to furnish the Company with copies of all Section 16(a) reports they file. To the Company's  knowledge,  based solely on review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2002, all required Section 16(a) filings by beneficial owners were complied with.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                      THE ELECTION OF EACH OF THE NOMINEES

              PROPOSAL 2 -- RATIFICATION OF THE COMPANY'S AUDITORS

            The Board of  Directors  has  selected  Berenson  &  Company LLP
("Berenson")  as the Company's  independent  auditors for the fiscal year ending
December 31, 2003. Stockholder  ratification of the selection of Berenson as the
Company's  independent  accountants is not required by the Company's  By-laws or otherwise.  However, as was true for the 2002 Annual Meeting of Stockholders (at which  the  stockholders  ratified  the  selection  of  Berenson),  the Board of
Directors  is  submitting  the  selection  of Berenson to the  stockholders  for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will

                                       15

reconsider  whether  or not to retain the  services  of  Berenson.  The Board of
Directors  and the Audit  Committee  reserve  the right to  appoint a  different independent accounting firm at any time during the year even if the selection of
Berenson is ratified,  if the Board of Directors and the Audit Committee believe that the change is in the best interest of the Company and its stockholders.

            Berenson  was  originally  engaged  as  the  Company's   independent
auditors in May 1995.  Berenson has audited the Company's  financial  statements for the fiscal  years ended  December  31, 1995  through  December  31,  2002. A representative  of Berenson will be present at the Annual Meeting,  will have an opportunity to make a statement if he desires to do so, and will be available to respond to questions.

            AUDIT FEES - Berenson billed the Company  $122,551 for  professional services  rendered  for  the  audit  of  the  Company's  consolidated  financial statements  for  fiscal  year ended  December  31,  2002,  and for the review of interim  financial  statements  during the fiscal year ended  December  31, 2002 which are included in the Company's quarterly reports on Form 10-Q.

            FINANCIAL  INFORMATION  SYSTEMS  DESIGN  AND  IMPLEMENTATION  FEES -
Berenson  did not perform any  services  for the  Company  related to  financial information systems design and implementation  during fiscal year ended December
31, 2002.

            ALL OTHER  FEES -  Berenson  billed the  Company  $82,562  for other professional  services  rendered,  primarily due to tax  compliance and advisory services and other advisory services.

            The Audit Committee has considered whether the provision by Berenson of the services covered by the fees other than the audit fees is compatible with maintaining Berenson's independence and has determined that it is compatible.

REQUIRED VOTE

            The approval of the proposal to ratify the  appointment  of Berenson requires the affirmative vote of a majority of the votes cast.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
          THE RATIFICATION OF THE APPOINTMENT OF BERENSON & COMPANY LLP

                              STOCKHOLDER PROPOSALS

            Stockholder  proposals made in accordance  with Rule 14a-8 under the
Exchange Act and intended to be presented at the Company's  2004 Annual  Meeting of Stockholders  must be received by the Company at its principal  office in New
York,  New  York no later  than  January  6,  2004 for  inclusion  in the  proxy statement for that meeting.

            In  addition,  Rule 14a-4 under the  Exchange  Act  requires  that a stockholder  give  advance  notice to the Company of any other  matters that the stockholder  wishes to present for action at an annual  meeting of  stockholders that are not  included  in the proxy  statement  for that  meeting.  Stockholder notifications  made in accordance with Rule 14a-4 under the Exchange Act must be received by the Company at its principal  office in New York,  New York no later than March 21, 2004.

                                       16

                                  OTHER MATTERS

                 The Board of Directors does not intend to present and has not been informed that any other person intends to present any matters for action at the Meeting other than those specifically referred to in this proxy statement.
If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereof in accordance with their best judgment.

                                       17

            A copy of the Company's Form 10-K containing the Company's financial statements for the year ending  December 31, 2002, as filed with the Commission, was included as part of the  Company's  Annual Report to  Stockholders  which is being furnished  along with this Proxy Statement to all beneficial  stockholders or  stockholders  of record as of the Record Date.  For further  copies,  please contact:  Secretary,  EVERLAST  WORLDWIDE INC.,  1350 Broadway,  Suite 2300, New
York, New York 10018.

April 30, 2003

                                         By Order of the Board of Directors

                                         George Q Horowitz
                                         President and Chief Executive Officer

                                       18

                             EVERLAST WORLDWIDE INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       2003 ANNUAL MEETING OF STOCKHOLDERS

                                  June 13, 2003

            The undersigned  hereby  appoints each of Messrs.  George Q Horowitz
and  James  K.  Anderson  as  the  undersigned's   proxy,  with  full  power  of
substitution, to vote all of the undersigned's shares of common stock, par value
$.002 per share, in Everlast Worldwide Inc. (the "Company"),  at the 2003 Annual
Meeting of  Stockholders  of the Company to be held on Friday,  June 13, 2003 at
10:00 AM, local time, at The Kitano, 66 Park Avenue (at 38th Street),  New York,
New York 10016, in the Park Avenue Room on the 18th floor, or at any adjournment thereof,  on the  matters  described  in the  Notice of 2003  Annual  Meeting of
Stockholders  and Proxy  Statement and upon such other  business as may properly come  before such  meeting or any  adjournments  thereof,  hereby  revoking  any proxies heretofore given.

PROPOSAL 1      The  election  of George Q  Horowitz,  James K.  Anderson,  Rita
                Cinque Kriss, Larry Kring and Edward R. Epstein:

                For All                             Withhold Authority To
                Nominees  ___                       Vote For All Nominees  ___

                ________________________________________________________________
                ________________________________________________________________
                To withhold  authority  to vote for any  individual  nominee(s), print name(s) above.

PROPOSAL 2      Ratification of the appointment of Berenson & Company LLP as the
                Company's auditors for the fiscal year ending December 31, 2003:

                FOR    / /            AGAINST  / /          ABSTAIN   / /

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Each properly  executed  proxy will be voted in accordance  with  specifications made on the reverse  side  hereof.  If no  specifications  are made,  the shares represented  by this Proxy will be voted for  approval of Proposal 2 and for the election as directors of each of the nominees of the Board of Directors.

                                         ---------------------------------------
                                         Signature

                                         ---------------------------------------
                                         Signature if held jointly

                                         Dated:  ___________, 2003

                                         Please   sign   exactly  as  set  forth
                                         herein.    If   signed   as   executor,
                                         attorney,  administrator,   trustee  or
                                         guardian,   indicate  the  capacity  in
                                         which you are acting.  When  signing as
                                         joint tenants, all parties in the joint
                                         tenancy   should   sign.   Proxies   by
                                         corporations should be signed with full
                                         corporate  name  by a  duly  authorized
                                         officer and bear corporate seal.

PLEASE PROMPTLY SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.